UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 6, 2021

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Director

On January 6, 2021, John Connors informed Splunk Inc. (the “Company”) that he was resigning as a member of the Board of Directors (the “Board”) of the Company, effective as of May 1, 2021. Mr. Connors’ resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

“John Connors has served on the Company’s Board since 2007 -- an incredible achievement for any board member in Silicon Valley,” said Doug Merritt, President and CEO of the Company. “His contributions to our Board have helped guide the Company from a scrappy data startup to the world’s first Data-to-Everything Platform, always focusing on our customer’s success. We are forever grateful for John’s outstanding leadership and we wish him the very best in his retirement. Thank you, John.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

	By:	/s/ Jason Child
Jason Child
Date: January 8, 2021		Senior Vice President and Chief Financial Officer